Exhibit 10.9

TENANACY CONTRACT

Lessor: Wuxi Life Science Industry Development Co., Ltd. (hereinafter referred to as Party A)

Lessee: Jiangsu Park Ha Biological Technology Co., Ltd. (hereinafter referred to as Party B)

In accordance with the “Contract Law of the People’s Republic of China “，“Law of the People’s Republic of China on Urban Real Estate Administration “and other relevant laws and regulations, both parties agreed to conclude the following terms of the contract on the basis of equality, voluntary, in respect of Party A will lease to Party B the premises and attached facilities, which is located at Room 901, Building C, Phase 2, Intentional Life Science Innovation Park, No.196 Jinghui East Road, Xinwu District, Wuxi:

Article 1 The location, size, facilities and decoration of the premises

1. Party A will lease to Party B the premises, which is located at Room 901, Building C, Phase 2, Intentional Life Science Innovation Park, No.196 Jinghui East Road, Xinwu District, Wuxi, China with the total floor area of 400 square meters. The usage of the premises is: office.

2. The decoration and facilities of the leased premises shall be subject to the actual object.

Article 2 Lease term, rent, security deposit and method of payment

1. The lease term of the premises is from May 13, 2024 to May 12, 2025

2. The rent of the premises (excluding the property management fee) is calculated as the leased floor area of RMB35/㎡ per month. The premises rent shall be paid before the use, and the premises rent will be paid in a 6-month installment; the first payment is RMB84,000 (in number RMB EIGHTY-FOUR THOUSAND), which shall be paid before May 13, 2023; Party B shall pay the rent before the last 5 days of the previous installment; the above payment shall be subject to the time at which Party A received or arrived at Party A’s bank account.

3. To ensure the safety and good conditions of the premises and attached facilities and account of relevant fees are settled on schedule during the lease term, Party B shall pay the 3-months’ rent, a total of RMB 84,000 (in number RMB EIGHTY-FOUR THOUSAND) to party A as a deposit in the first payment.

4. Payment method is: O Cash O Check   √ Remittance

Name of payee: [Wuxi Life Science Industry Development Co., LTD.]

Name of bank: [Industrial and Commercial Bank of China Wuxi Xinan Sub-branch]

Bank account number: 103046719000000369]

Party A shall provide Party B with valid receipt of payment within 5 working days upon receipt of payment or Party A shall provide Party B with the official invoice before receiving payment.

Article 3 Comprehensive management services

1. The property management fee of the premises shall be calculated at RMB7.5/㎡per month (including security, cleaning, public greening maintenance, public elevator maintenance and depreciation, air conditioning depreciation, shared water fee and other maintenance funds), which will be paid in a 6-month installment; Party B shall pay the property management fee of RMB9,000 (in number RMB NINE THOUSAND ONLY) to Party A before May 13, 2024, and the subsequent property management fee shall be paid 5 days before each installment.

2. Party B shall directly pay the electricity fee to Party A every month (Party A shall charge the electricity fee to Party B according to the national sales price, and the shared electricity fee (the electricity consumption and loss fee of related common facilities shall be collected through the electricity consumption of each user)

3. Party A have the right to adjust the fee standard accordingly due to policy changes or price changes.

4. Party B is responsible for the management of water, electricity, ceiling and lighting within the leased scope, and may delegate to the property company employed by Party A for the repair, and the expenses will be paid by Party B.

5. Party B appoints [ Minyun Li ] as the contact person of the company, to be fully responsible for receiving all kinds of documents, notices and confirmation forms from Party A, and to be responsible for the implementation of the company’s safety, fire protection and other work, as well as safety inspection and rectification. Tel: [13771111970], Address: [Room 901, Building C, Phase 2, Intentional Life Science Innovation Park, No.196 Jinghui East Road, Xinwu District, Wuxi]. Party B shall promptly notify Party A of any change of contact person so as to avoid unnecessary delay.

Article 4 Responsibilities of Party B

1. Party B promises to Party A that the lease of the premises for office use only. Party B warrants that it will strictly comply with the relevant laws and regulations in normal and legal business activities, if party B’s business activities occur with a third party, the premise disputes and lawsuits are not related to Party A.

2. Party B should pay the rent on time. If party B fails to pay the rent on time, Party B shall pay twice the daily rent agreed herein for each 1 day overdue. After 30 days overdue, Party A shall have the right to unilaterally terminate this Agreement. Party B shall pay the property management fee, water and electricity and other fees on time Within 3 working days after Party A issues the notice of payment. Party B shall pay twice of the property management fee, water and electricity as agreed herein for each 1 day overdue. If the delay is more than 10 days, Party A shall have the right to take all measures such as unilateral power cut, water cut and gas loss at any time. Party B shall bear the losses caused by party B by itself and has nothing to do with Party A. Before entering the decoration or office, you should go through the entry procedures, and pay the first cycle fee and deposit. Party B shall be responsible for the daily maintenance and replacement of various electrical appliances and consumables, and Party A shall be responsible for the maintenance of the main structure of the premises.

3. Party B will use the leased premises and its attached facilities lawfully. Party B will be responsible for the repair of all equipment and furniture in the office room, and may entrust Party A with the repair, to be paid by Party B. If the premises or adjacent premises or facilities are damaged due to improper use by Party B, Party B will be responsible for immediate repair or bear the corresponding economic compensation liability.

4. Party B allow Party A and its representatives authorized by Party A to enter the premises and its appendages for necessary construction, maintenance and inspection.

5. During the lease term, Party A has the right to visit the leased premises to know the relevant information of the premises.

Article 5 Liability for Breach of contract

1. If Party B fails to go through the entry procedures or fails to pay the first cycle fee and deposit within one month after the contract becomes effective, the contract shall be automatically terminated, and Party A have the right to lease the premises to a third party. At the same time, Party B shall pay the idle loss fee of the premises at 2 times of the daily rent agreed herein.

2, When Party B in one of the following circumstances, Party A have the right to deduct the deposit and ordered to Party B unconditionally, if Party B refuses to perform, Party A has the right to take compulsory measures to enter the house and recover the building in advance, at the same time Party B legacy materials as give up the ownership, Party A has the right to Party B legacy materials, the resulting Party B assets loss shall be borne by Party B. (1) Without the written consent of Party A, Party B change the use of the premises, or transfer, sublet or permit others to use the premises or any part of the premises. (2) Carry out the decoration and renovation without the written consent of Party A. (3) In arrears of rent, utilities, air conditioning fees, property management fees and other items of more than 30 days.

Article 6 Other matters and dispute settlement

1. Upon mutual agreement between party A and Party B, Party B waives the preemptive right of the leased premises. Party A will not notify Party B when selling the premises, and Party A will make own decision to conduct transactions with any third party. When Party A notifies Party B in writing after the premises is sold to a third party, the rights and obligations hereof shall continue to be performed by the third party and Party B.

2. During the lease term, the contract will be terminated automatically : (1) During the lease term, if the premises are destroyed by irresistible natural disasters, the contract will be terminated naturally and no liability shall be assumed ; (2) During the lease term, both parties shall make substantial supplements or major changes to the relevant terms of the contract, or the parties shall sign a new lease contract after the execution of the new lease contract ; (3) Upon the expiration of the lease term, the contract will be terminated naturally upon the expiration of the lease term.

3. Any dispute arising from the performance of this Contract may be settled by both parties through negotiation. If the negotiation fails, the case shall be under the jurisdiction of the people’s court in the place where the premise is located.

4. Matters not covered herein may be discussed by both parties separately, and the supplementary agreement have the same legal effect as this Contract after being signed and sealed by both parties.

5. This contract shall come into force upon being signed and sealed by both parties. It is made in triplicate, with Party A holding two copies and Party B holding one copy, and the rest will be provided as required. Signature shall come into force.

Lessor (Party A): Wuxi Life Science Industry Development Co., Ltd.	Lessee (Party B): Jiangsu Park Ha
Biological Technology Co., Ltd
Legal representative : /s/ Zheng Xiao	Legal representative: /s/ Fujun Yu
Date: 5.13.2024	Date: 5.13.2024

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